UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2021

Everi Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada, 89113
(Address of principal executive offices)

(800) 833-7110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVRI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

New Credit Facilities

On August 3, 2021, Everi Holdings Inc. (the “Company” or “Everi”), as borrower, entered into a credit agreement dated as of August 3, 2021 (the “Closing Date”), among the Company, the lenders party thereto and Jefferies Finance LLC, as administrative agent, collateral agent, swing line lender and a letter of credit issuer (the “New Credit Agreement”). The New Credit Agreement provides for: (i) a seven-year $600 million senior secured term loan due 2028 issued at 99.75% of par (the “New Term Loan”); and (ii) a $125 million senior secured revolving credit facility due 2026, which was undrawn at closing (the “New Revolver” and together with the New Term Loan, the “New Credit Facilities”).

The interest rate per annum applicable to the New Credit Facilities will be, at the Company’s option, either the Eurodollar rate with a 0.50% LIBOR floor plus a margin of 2.50% or the base rate plus a margin of 1.50%.

The New Revolver is available for general corporate purposes, including permitted acquisitions, working capital and the issuance of letters of credit. Borrowings under the New Revolver are subject to the satisfaction of customary conditions, including the absence of defaults and the accuracy of representations and warranties.

The Company is required to make periodic payments on the New Term Loan in an amount equal to 0.25% per quarter of the initial aggregate principal, with the final principal repayment installment on the maturity date. Interest is due in arrears on each interest payment date applicable thereto and at such other times as may be specified in the New Credit Agreement. As to any loan other than a base rate loan, the interest payment dates shall be the last day of each interest period applicable to such loan and the maturity date (provided, however, that if any interest period for a Eurodollar Rate loan exceeds three months, the respective dates that fall every three months after the beginning of such interest period shall also be interest payment dates). As to any base rate loan, commencing on the last business day of December 2021, the interest payment dates shall be last business day of each March, June, September and December and the maturity date.

Voluntary prepayments of the New Term Loan and the New Revolver and voluntary reductions in the unused commitments are permitted in whole or in part, in minimum amounts as set forth in the New Credit Agreement governing the New Credit Facilities, with prior notice, and without premium or penalty, except that certain refinancings or repricings of the term loan within six months after the Closing Date will be subject to a prepayment premium of 1.00% of the principal amount repaid.

The New Credit Agreement contains certain covenants that, among other things, limit the Company’s ability, and the ability of certain of its subsidiaries, to incur additional indebtedness, sell assets or consolidate or merge with or into other companies, pay dividends or repurchase or redeem capital stock, make certain investments, issue capital stock of subsidiaries, incur liens, prepay, redeem or repurchase subordinated debt, and enter into certain types of transactions with its affiliates. The New Credit Agreement also requires the Company, together with its subsidiaries, to comply with a maximum consolidated secured leverage ratio.

A copy of the New Credit Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Refinancing and Repayment

The proceeds from the New Term Loan incurred on the Closing Date, together with the proceeds of the previously announced closing of $400 million in aggregate principal amount of the Company’s 5.000% senior unsecured notes due 2029, issued at a price of par (the “New Notes”) on July 15, 2021, and cash on hand were used to: (i) prepay in full and terminate all commitments under the Everi Payments Inc. ("Everi Payments") existing credit facility in the aggregate original principal amount of $820 million with an outstanding balance of approximately $735.5 million with Jefferies Finance LLC, as administrative agent, collateral agent, swing line lender, letter of credit issuer, sole lead arranger and sole book manager, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on May 9, 2017 and amendments to which were filed as Exhibits 10.1 to the Company’s Current Reports on Form 8-K filed with the SEC on November 13, 2017, May 17, 2018, December 17, 2019, April 21, 2020 and February 2, 2021 (the “Prior Credit Facility”), respectively; (ii) redeem in full the Everi Payments 7.50% Senior Unsecured Notes due 2025 in the aggregate original principal amount of $335.0 million (the “2025 Notes”) with an outstanding balance of approximately $285.4 million with Everi Payments, the Company and Deutsche Bank Trust Company Americas, as Trustee, a copy of which was filed as Exhibits 4.1 and 1.2, to the Company’s Current Reports on Form 8-K filed with the SEC on December 5, 2017 and December 17, 2019, respectively; (iii) prepay in full and terminate all commitments under the Everi Payments existing incremental term loan facility (the “Incremental Term Loan”) in the aggregate original principal amount of $125 million with an outstanding balance of approximately $123.8 million with the lenders party thereto and Jefferies Finance LLC, as administrative agent and collateral agent, a copy of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K with the SEC on April 21, 2020; and (iv) pay related transaction fees and expenses with respect to the aforementioned debt instruments.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01, related to the New Credit Agreement, is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On August 3, 2021, the Company issued a press release announcing the completion of the refinancing of Everi’s outstanding debt. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This Report, including Exhibit 99.1, contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. These forward-looking statements involve certain risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements, as discussed further in the press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document

10.1
Credit Agreement, dated as of August 3, 2021, among the Company, the lenders party thereto and Jefferies Finance LLC, as administrative agent, collateral agent, swing line lender and a letter of credit issuer.

10.2	Security Agreement, dated August 3, 2021, among the Company, as a guarantor, the subsidiary guarantors party thereto, and Jefferies Finance LLC, as collateral agent, related to the Credit Agreement.
10.3	Guaranty, dated August 3, 2021, among, the Company, as a guarantor, the subsidiary guarantors party thereto, and Jefferies Finance LLC, as collateral agent, related to the Credit Agreement.
99.1	Press Release dated August 3, 2021.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: August 3, 2021	By:	/s/ Todd A. Valli
Todd A. Valli Senior Vice President, Corporate Finance and Chief Accounting Officer